EXHIBIT 4.2

AMENDMENT TO RIGHTS AGREEMENT

This Amendment to Rights Agreement, dated as of August 6, 2010 (this “Amendment”), to the Rights Agreement, dated as of May 13, 2005, as amended (the “Rights Agreement”), is between Raptor Pharmaceutical Corp. (formerly known as TorreyPines Therapeutics, Inc.), a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.  Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

1.           The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

“(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock. Notwithstanding the foregoing, (i) in no event shall a Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 15% of the Company’s outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Person (provided that any subsequent increase in the amount of Common Stock beneficially owned by such Person, together with all Affiliates and Associates of such Person, without the prior approval of the Company shall cause such Person to be an Acquiring Person); (ii) the term Acquiring Person shall not mean (A) the Company, (B) any subsidiary of the Company (as such term is hereinafter defined), (C) any employee benefit plan of the Company or any of its subsidiaries, or (D) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan; and (iii) no Person shall be deemed to be an Acquiring Person if (A) within five business days after such Person would otherwise have become an Acquiring Person (but for the operation of this clause (iii)), such Person notifies the Board of Directors that such Person did so inadvertently and, within two business days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding shares of Common Stock, (B) by reason of such Person’s Beneficial Ownership of 15% or more of the outstanding shares of Common Stock on the date hereof if, prior to the Record Date, such Person notifies the Board of Directors that such Person is no longer the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock or (C) the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests Beneficial Ownership as promptly as practicable of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a). In addition, notwithstanding the foregoing, none of TorreyPines Therapeutics, Inc., a Delaware corporation (“TorreyPines”), or any Affiliate or Associate thereof, or any stockholder of TorreyPines shall become an “Acquiring Person” as a result of (i) the approval, execution, delivery or performance of that certain Agreement and Plan of Merger and Reorganization dated as of June 7, 2006 (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, TorreyPines and Autobahn Acquisition, Inc., including the approval, execution, delivery or performance of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the issuance of Common Stock pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement, including the approval, execution, delivery and performance of the TorreyPines Voting Agreements (as such term is defined in the Merger Agreement).  In addition, notwithstanding the foregoing, none of Raptor Pharmaceuticals, Inc., a Delaware corporation (“Raptor”), or any Affiliate or Associate thereof, or any stockholder of Raptor shall become an “Acquiring Person” as a result of (i) the approval, execution, delivery or performance of that certain Agreement and Plan of Merger and Reorganization dated as of July 27, 2009 (as the same may be amended from time to time, the “Raptor Merger Agreement”), by and among the Company, Raptor and ECP Acquisition, Inc., including the approval, execution, delivery or performance of any amendments thereto, (ii) the consummation of the Raptor Merger (such term shall have the same meaning as the term “Merger” in the Raptor Merger Agreement), (iii) the issuance of Common Stock pursuant to the Raptor Merger Agreement, (iv) the announcement of the Raptor Merger Agreement or the Raptor Merger, or (v) the consummation of any other transaction contemplated by the Raptor Merger Agreement, including the approval, execution, delivery and performance of the Raptor Voting Agreements (as such term is defined in the Raptor Merger Agreement).  In addition, notwithstanding the foregoing, no Person or any Affiliate or Associate of such Person shall become an “Acquiring Person” solely as a result of (i) the approval, execution or delivery of the Securities Purchase Agreement to be executed by and among the Company and each purchaser identified on the signature pages thereto, on or about the date hereof (as the same may be amended from time to time, the “Purchase Agreement”), including the approval, execution or delivery of any amendments thereto, (ii) the consummation of the sale of the Securities as defined in and under the Purchase Agreement, (iii) the issuance of Common Stock pursuant to the Purchase Agreement (including the issuance of Common Stock upon the exercise of any warrant issued pursuant to the Purchase Agreement), or (iv) the announcement of the Purchase Agreement or the transactions contemplated by the Purchase Agreement.”

2.           The definition of “Stock Acquisition Date” set forth in Section 1(i) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

“(i) “Stock Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.  Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred in connection with or as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the issuance of Common Stock and Merger Warrants pursuant to the Merger Agreement or the issuance of Warrant Shares, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement, including the approval, execution and delivery of the TorreyPines Stockholder Voting Agreements.  Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred in connection with or as a result of (i) the approval, execution, delivery or performance of the Raptor Merger Agreement, (ii) the consummation of the Raptor Merger, (iii) the issuance of Common Stock pursuant to the Raptor Merger Agreement, (iv) the announcement of the Raptor Merger Agreement or the Raptor Merger, or (v) the consummation of any other transaction contemplated by the Raptor Merger Agreement, including the approval, execution and delivery of the Raptor Voting Agreements.  Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred in connection with or as a result of (i) the approval, execution or delivery of the Purchase Agreement, including the approval, execution or delivery of any amendments thereto, (ii) the consummation of the sale of the Securities as defined in and under the Purchase Agreement, (iii) the issuance of Common Stock pursuant to the Purchase Agreement (including the issuance of Common Stock upon the exercise of any warrant issued pursuant to the Purchase Agreement), or (iv) the announcement of the Purchase Agreement or the transactions contemplated by the Purchase Agreement.”

3.           Section 3(b) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

“(b)  Upon the earlier of:

(i) the Close of business on the tenth day after the Stock Acquisition Date, or

(ii) the tenth Business Day (or such specified or unspecified later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any of its subsidiaries) of a tender or exchange offer which would result in such Person becoming an Acquiring Person (including any such date which is on or after the date of this Agreement and prior to the issuance of the Rights (or if the tenth Business Day (or such later date) after the Stock Acquisition Date occurs before the Record Date, the Close of business on the Record Date))(the earlier of such dates in clauses (i) and (ii) being herein referred to as the “Distribution Date”),

(x) the Rights shall be evidenced (subject to the provisions of paragraph (c) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) shall be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent shall send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.  As soon as practicable following the Record Date, and in any event no later than 30 days after the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights shall be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred in connection with or as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the issuance of Common Stock and Merger Warrants pursuant to the Merger Agreement or the issuance of Warrant Shares, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement, including the approval, execution and delivery of the TorreyPines Stockholder Voting Agreements.  Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred in connection with or as a result of (i) the approval, execution, delivery or performance of the Raptor Merger Agreement, (ii) the consummation of the Raptor Merger, (iii) the issuance of Common Stock pursuant to the Raptor Merger Agreement, (iv) the announcement of the Raptor Merger Agreement or the Raptor Merger, or (v) the consummation of any other transaction contemplated by the Raptor Merger Agreement, including the approval, execution and delivery of the Raptor Voting Agreements.  Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred in connection with or as a result of (i) the approval, execution or delivery of the Purchase Agreement, including the approval, execution or delivery of any amendments thereto, (ii) the consummation of the sale of the Securities as defined in and under the Purchase Agreement, (iii) the issuance of Common Stock pursuant to the Purchase Agreement (including the issuance of Common Stock upon the exercise of any warrant issued pursuant to the Purchase Agreement), or (iv) the announcement of the Purchase Agreement or the transactions contemplated by the Purchase Agreement.”

4.           Except as expressly amended hereby, the Rights Agreement is not being amended or modified and it remains in full force and effect in accordance with its terms. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement. This Amendment shall become effective immediately prior to the execution and delivery of the Purchase Agreement. Upon any termination of the Purchase Agreement pursuant to the terms of Section 6.18 thereof, or if the Purchase Agreement is not executed or delivered, this Amendment shall be cancelled and shall be of no further force or effect.

5.           All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

6.           This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

7.           This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

8.           Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

9.           If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect.

10.           Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed as of the day and year first above written.

RAPTOR PHARMACEUTICAL CORP.
By: /s/ Kim R. Tsuchimoto Name: Kim R. Tsuchimoto Title: CFO
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Rights Agent
By: /s/ Herbert J. Lemmer Name: Herbert J. Lemmer Title: V.P.